UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2016

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced in the press release attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02, on September 27, 2016, Gordon Coburn resigned from his position as President of Cognizant Technology Solutions Corporation (“Cognizant” or the “Company”), and on September 28, 2016, the board of directors (the “Board”) of the Company appointed Rajeev Mehta, current Chief Executive Officer, IT Services, as President of the Company. In connection with his appointment, Mr. Mehta’s base salary has been increased to $630,000. His target annual cash incentive award remains at 85% of his base salary.

Raj Mehta, 49, has been with Cognizant since 1997. In his most recent position as Chief Executive Officer, IT Services since December 2013, he was responsible for market-facing activities across the Company as well as for delivery across Cognizant’s IT Services business. His prior roles at Cognizant have included Group Chief Executive, Industries & Markets, where he was responsible for leading the Company’s industry vertical and geographic market operations on a global basis, and Chief Operating Officer, Global Client Services, where he was responsible for the Company’s sales, business development and client relationship management organizations. He earned his Bachelor’s degree from the University of Maryland and his MBA from Carnegie Mellon University.

Item 8.01	Other Events.

The Company is conducting an internal investigation into whether certain payments relating to facilities in India were made improperly and in possible violation of the U.S. Foreign Corrupt Practices Act and other applicable laws. The investigation is being conducted under the oversight of the Audit Committee, with the assistance of outside counsel, and is currently focused on a small number of Company-owned facilities. The Company has voluntarily notified the United States Department of Justice (the “DOJ”) and United States Securities and Exchange Commission (the “SEC”) and is cooperating fully with both agencies. The internal investigation is in its early stages, and the Company is not able to predict what, if any, action may be taken by the DOJ, SEC or any governmental authority in connection with the investigation or the effect of the matter on the Company’s results of operations, cash flows or financial position.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements are based on beliefs and assumptions by the Board and management, and on information currently available to the Board and management. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential consequences of the investigation and the matters being investigated include, but are not limited to: the possibility that the SEC, DOJ and/or other domestic and international governmental authorities or regulators may commence investigations into the facts underlying our internal investigation; the consequences of any such government investigations, including the imposition of civil or criminal penalties and the loss of eligibility to bid for and obtain government contracts; the risk that we may become subject to shareholder lawsuits, the defense of which may be costly; potential reputational harm resulting from the facts underlying the internal investigation; the possibility that executives or other employees may resign or be terminated; the impact of the investigation on historical financial statements; the effect of the internal investigation on our conclusions regarding the effectiveness of our internal control over financial reporting and our disclosure controls and procedures and on our ability to timely file the reports we are required to file with the SEC. For additional factors that could cause results to differ materially from forward-looking statements contained in this Current Report on Form 8-K, see the Risk Factors contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Cognizant Technology Solutions Corporation, dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Francisco D’Souza
Name: Francisco D’Souza
Title: Chief Executive Officer

Date: September 30, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Cognizant Technology Solutions Corporation, dated September 30, 2016.